UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     May 7, 2008

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Amendments to Employment Agreements

On May 7, 2008, the Board of Directors (the “Board”) of Cano Petroleum, Inc. (“Cano”) authorized amendments to the Employment Agreements of S. Jeffrey Johnson, Chairman and Chief Executive Officer, Morris B. “Sam” Smith, Senior Vice President and Chief Financial Officer, Patrick M. McKinney, Senior Vice President – Engineering and Operations and Michael J. Ricketts, Vice President and Principal Accounting Officer (the “Amendments”).  The Amendments extend the term of the Employment Agreement (i) of Johnson from December 31, 2010 to May 31, 2011, (ii) of Smith from May 31, 2010 to May 31, 2011, (iii) of McKinney from May 31, 2010 to May 31, 2011 and (iv) of Ricketts from June 30, 2010 to May 31, 2011.

Feiner Employment Agreement

On May 7, 2008, Cano agreed to an employment agreement (the “Employment Agreement”) with Phillip Feiner, Vice President, General Counsel and Corporate Secretary.  The Employment Agreement has a term through May 31, 2011 and provides for an annual salary of $150,000 and a bonus to be determined at the discretion of the Board of up to Mr. Feiner’s entire annual base salary.  In addition, Mr. Feiner may receive increases in base salary at the discretion of the Board.

Cano can terminate Mr. Feiner’s employment prior to May 31, 2011 without Cano incurring any additional payments only (i) upon his death; (ii) if, as a result of his incapacity due to physical or mental illness, he shall be absent from his duties or unable to perform his duties for a total of 90 days during any twelve month period, and within fifteen days after written notice of termination is given, shall not have returned to the performance of his full duties on a full time basis; or (iii) for “Cause” as defined in his employment agreement.

If Cano (i) terminates Mr. Feiner’s employment other than due to Mr. Feiner’s physical or mental illness as set forth in the Employment Agreement or other than for “Cause” as defined in the Employment Agreement; (ii) assigns Mr. Feiner any duties materially inconsistent with Mr. Feiner’s position as Vice President and General Counsel of Cano; or (iii) assigns Mr. Feiner a title, office or status which is inconsistent with his present title, office or status, other than a promotion, Cano shall pay Mr. Feiner the greater of (a) his annual base salary for the remainder of the term of the Employment Agreement; or (b) six months of his annual base salary.

If within twelve months after a “Change in Control,” as defined in the Employment Agreement, Cano terminates Mr. Feiner’s employment for any reason or Mr. Feiner resigns at any time after any diminution of his job title, duties or compensation or the relocation of Mr. Feiner to an office in a county that does not abut Tarrant County, Texas, Cano shall pay Mr. Feiner three times his annual salary and three times his prior year’s bonuses and shall provide for three years to him, his spouse and dependents the right to participate in any health and dental plans that Cano maintains for its employees.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: May 13, 2008
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and
Chief Financial Officer